Shutterfly Announces First Quarter 2008 Financial Results

                ● Net Revenues Increase 29% Year-over-Year
                ● Personalized Products and Services Revenues Increase 41% Year-over-Year
                ● Transacting Customers Increase 29% Year-over-Year

REDWOOD CITY, Calif., April 30, 2008 (BUSINESS WIRE) -- Shutterfly, Inc. (NASDAQ:SFLY), an Internet-based social expression and personal publishing service, today announced first quarter 2008 financial results for the period ended March 31, 2008.

“We delivered 29% year-over-year growth in revenues, as customers continue to embrace Shutterfly’s extensive product assortment and unique services for their story telling and social expression needs," said president and chief executive officer Jeffrey Housenbold. "Our community of users are sharing and inspiring one another in the Shutterfly Gallery, announcing the birth of their newborn babies with our premium line of social stationery, and publishing their stories using our award-winning photo books.”

First Quarter 2008 Financial Highlights

•	Net revenues totaled $34.3 million, a 29% year-over-year increase.

•	Personalized Products & Services revenues[1] were $18.4 million, a 41% year-over-year increase, and comprising 54% of total net revenues.

•	Print revenues totaled $15.9 million, a 17% year-over-year increase.

•	Net revenues from existing customers were 78% of total net revenues.

•	Gross profit margin was 48% of net revenues, as compared to 51% in Q1 2007.

•	Operating expenses, excluding stock-based compensation, totaled $23.1 million.

•	Adjusted EBITDA[2] was $(0.7) million, as compared to $1.1 million in Q1 2007.

•	GAAP net loss was $(3.6) million, as compared to $(1.1) million in Q1 2007.

•	GAAP net loss per diluted share was $(0.15), as compared to $(0.04) in Q1 2007.

•	The Company ended the quarter with $42.8 million in cash and cash equivalents and $49.8 million of long-term investments in auction rate securities.

Customer Engagement Metrics3

•	32% year-over-year growth in website visits.

•	32% year-over-year growth in user registrations.

•	41% year-over-year increase in unique users who uploaded images.

•	28% year-over-year increase in shares sent.

First Quarter 2008 Operating Metrics

•	Orders totaled 1.6 million, a 26% increase over Q1 2007.

•	Transacting customers totaled 895,000, a 29% increase over Q1 2007.

•	Average order value was $21.23, as compared to $20.73 in Q1 2007.

•	Average orders per day were approximately 18,000, a 24% year-over-year increase.

Recent Operating Highlights

•	Launched Shutterfly Gallery, a new social network that enables customers to share their photo books online and exchange comments about their experiences.

•
Announced a marketing relationship with CK Media, which will introduce Shutterfly to CK Media's customers through scrapbooking classes, premium scrapbooks created by leading designers, and online co-marketing and collaboration.

•
Announced its entry into online social stationery, with a premium baby stationery collection that enables parents to celebrate their newborn's arrival with stylish announcements, invitations and thank you notes.

•	Announced the acquisition of Nexo Technologies, a leading technology platform for group websites, as a way to extend Shutterfly's technology leadership in online sharing and collaboration services.

•
Signed a multi-million dollar intellectual property cross-licensing agreement with American Greetings, Inc. which represents the first transaction in the Company’s intellectual property monetization strategy.

Business Outlook

The Company's current financial expectations for the second quarter and the full year 2008 are as follows:

Second Quarter 2008:

•	Net Revenues to range from $35 million to $38 million, an increase of 17% to 27% as compared to the second quarter of 2007.

•	GAAP gross profit margins to range from 44% to 46% of net revenues. On a non-GAAP basis, gross profit margins are expected to range from 46% to 48% of net revenues.

•	GAAP operating loss to range from a loss of ($11) million to a loss of ($13) million. On a non-GAAP basis, operating loss is expected to range from a loss of ($8) million to a loss of ($10) million.

•	Adjusted EBITDA to range from a loss of ($2.4) million to a loss of ($4.3) million.

•	GAAP diluted loss per share to range from ($0.11) to ($0.21). On a non-GAAP basis, diluted loss per share is expected to be ($0.19) to ($0.24).

•	GAAP effective tax rate of approximately 49% to 78%. On a non-GAAP basis, the effective tax rate is expected to range from 38% to 39%.

•	Weighted average diluted shares of approximately 25.1 million for EPS purposes.

Full Year 2008:

•	Net revenues to range from $225 million to $245 million, an increase of 21% to 31% as compared to the full year 2007.

•	GAAP gross profit margins to range from 52% to 54% of net revenues. On a non-GAAP basis, gross profit margins are expected to range from 53% to 55% of net revenues.

•	GAAP operating income to range from a loss of ($1) million to income of $8 million. On a non-GAAP basis, operating income to range from $10 million to $19 million.

•	Adjusted EBITDA to range from 16% to 18% of net revenues.

•	GAAP diluted income per share to range from $0.01 to $0.20. On a non-GAAP basis, diluted income per share to range from $0.30 to $0.50.

•	Capital expenditures of approximately 16.5% of net revenues.

•	GAAP effective tax rate of approximately 49% to 78%. On a non-GAAP basis, the effective tax rate is expected to range from 38% to 39%.

•	Weighted average diluted shares of approximately 27.2 million for EPS purposes.

Historically approximately half of the Company's net revenues and essentially all of its adjusted EBITDA profits occur during the seasonally strong fourth quarter, and, as a result, the Company's insights into performance may change throughout the course of the year.

The foregoing guidance supersedes any guidance previously issued by the Company. All such previous guidance should no longer be relied upon.

Second Quarter 2008 Conference Call

Management will review the first quarter 2008 financial results and its expectations for the second quarter and full year 2008 at a conference call on Wednesday, April 30, 2008 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).  To listen to the call and view the accompanying slides, please visit http://www.shutterfly.com. In the Investor Relations area, found in the "About Us" section, click on the link provided for the webcast, or dial 719-785-1753.  The webcast, as well as a podcast, will be archived and available at http://www.shutterfly.com.  A replay of the conference call will be available through Wednesday, May 14, 2008. To hear the replay, please dial 719-457-0820, replay passcode 6214203.

About Non-GAAP Financial Information

The accompanying press release dated April 30, 2008 contains certain non-GAAP financial measures.  Tables are provided in that press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP financial measures include non-GAAP gross margins, non-GAAP operating income (loss) and the related operating income (loss) margins, non-GAAP income (loss) per share, adjusted EBITDA and free cash flows.   When used in connection with historical results and forward-looking guidance, the non-GAAP financial measure Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation while the free cash flows are defined as net cash provided by operating activities less purchases of property and equipment. For more information, please see Shutterfly's SEC Filings.

To supplement the Company's consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures better reflect the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share determined in accordance with GAAP.

About Shutterfly

Founded in 1999, Shutterfly, Inc. is an Internet-based social expression and personal publishing service. Shutterfly provides high quality products and world class services that make it easy, convenient and fun for consumers to preserve their digital photos in a creative and thoughtful manner. Shutterfly's flagship product is its award-winning Photo Book line, which helps consumers celebrate memories and tell their stories in professionally bound coffee table books. More information about Shutterfly (NASDAQ: SFLY) is available at www.shutterfly.com. Shutterfly and Shutterfly.com are trademarks of Shutterfly, Inc.

Notice Regarding Forward-Looking Statements

This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements include all statements regarding the Company's financial expectations for the second quarter and full year 2008 set forth under the caption "Business Outlook." The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, our ability to expand our customer base; our ability to develop on a timely basis, as well as consumer acceptance of, new products and services; our ability to develop additional adjacent lines of business; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our management's broad discretion regarding the spending of the net proceeds from our public offering; unforeseen changes in expense levels; competition, which could lead to pricing pressure; and general economic conditions. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" sections of the Company's Form 10-Q for the quarter ended March 31, 2008, and the Company's other filings, which are available on the Securities and Exchange Commission's Web site at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

# # #

Contacts
Media Relations:
Bridgette Thomas, 650-610-3519
bthomas@shutterfly.com

Investor Relations:
Judith McGarry, 415-971-2900
jmcgarry@shutterfly.com

1 Personalized Products and Services revenues were previously referred to as "Non-print revenues" and include primarily, photo books, folded greeting cards, calendars, and photo-based merchandise.

2 Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before interest, taxes, depreciation, amortization and stock-based compensation.

3 The Company may periodically provide these and other metrics in order to provide further insights into customer behavior.

Shutterfly, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2008	2007

Net revenues	$34,338	$26,705
Cost of net revenues (1)	17,929	13,034
Gross profit	16,409	13,671
Operating expenses (1):
Technology and development	9,164	5,814
Sales and marketing	8,055	5,180
General and administrative	7,621	5,964
Total operating expenses	24,840	16,958
Loss from operations	(8,431)	(3,287)
Interest expense	(28)	(54)
Interest income	1,347	1,487
Loss before income taxes	(7,112)	(1,854)
Benefit from income taxes	3,473	794
Net loss	$(3,639)	$(1,060)

Net loss per share:
Basic and diluted	$(0.15)	$(0.04)

Weighted-average shares outstanding:
Basic and diluted	24,949	23,933

(1) Stock-based compensation is allocated as follows:	Three Months Ended
	March 31,
	2008	2007

Cost of net revenues	$84	$38
Technology and development	391	264
Sales and marketing	411	175
General and administrative	932	384
	$1,818	$861

Shutterfly, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value amounts)
(Unaudited)

	March 31,	December 31,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$42,822	$122,582
Short-term investments	-	3,002
Accounts receivable, net	2,726	4,480
Inventories	4,016	4,788
Deferred tax asset, current portion	2,172	1,677
Prepaid expenses and other current assets	3,886	4,510
Total current assets	55,622	141,039
Long-term investments	49,777	-
Property and equipment, net	52,181	48,416
Goodwill and intangible assets, net	15,549	3,859
Deferred tax asset, net of current portion	14,627	13,294
Other assets	2,177	2,162
Total assets	$189,933	$208,770

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,264	$8,783
Accrued liabilities	8,033	18,724
Deferred revenue	8,560	8,699
Current portion of capital lease obligations	649	808
Total current liabilities	20,506	37,014
Other liabilities	1,208	1,083
Capital lease obligations, less current portion	65	107
Total liabilities	21,779	38,204
Commitments and contingencies
Stockholders' equity
Undesignated preferred stock, $0.0001 par value;
5,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000 shares authorized;
25,008 and 24,805 shares issued and outstanding
on March 31, 2008 and December 31, 2007, respectively	2	2
Additional paid-in-capital	193,644	190,849
Accumulated other comprehensive loss	(1,608)	(12)
Deferred stock-based compensation	-	(28)
Accumulated deficit	(23,884)	(20,245)
Total stockholders' equity	168,154	170,566
Total liabilities and stockholders' equity	$189,933	$208,770

Shutterfly, Inc.
Consolidated Condensed Statements of Cash Flows
(in thousands)
(Unaudited)
	Three Months Ended
	March 31,
	2008	2007

Cash flows from operating activities:
Net loss	$(3,639)	$(1,060)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,428	3,485
Amortization of intangible assets	457	32
Stock-based compensation, net of cancellations	1,818	862
Loss on disposal property and equipment	(8)	-
Deferred income taxes	(2,981)	(723)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable, net	1,754	1,025
Inventories	772	490
Prepaid expenses and other current assets	624	(106)
Other assets	(4)	17
Accounts payable	(5,519)	(6,475)
Accrued and other liabilities	(10,596)	(1,667)
Deferred revenue	(136)	(155)
Net cash used in operating activities	(12,030)	(4,275)

Cash flows from investing activities:
Purchases of property and equipment	(7,930)	(3,611)
Capitalization of software and website development costs	(848)	(638)
Acquisition of business and intangibles, net of cash acquired	(10,101)	-
Proceeds from sale of fixed assets	6	-
Proceeds from sale of short-term investments	3,002	-
Purchases of long-term investments	(52,250)	-
Net cash used in investing activities	(68,121)	(4,249)

Cash flows from financing activities:
Principal payments of capital lease obligations	(201)	(1,040)
Proceeds from issuance of common stock upon exercise of stock options	592	179
Net cash provided by (used in) financing activities	391	(861)

Net decrease in cash and cash equivalents	(79,760)	(9,385)
Cash and cash equivalents, beginning of period	122,582	119,051
Cash and cash equivalents, end of period	$42,822	$109,666

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$15	$50
Cash paid during the period for income taxes	370	760

Shutterfly, Inc.
User Metrics Disclosure

	Three months ended
	March 31,	March 31,	March 31,
	2006	2007	2008

User Metrics

Customers	523,896	693,092	895,257
year-over-year growth	41%	32%	29%

Orders	980,798	1,288,471	1,617,127
year-over-year growth	34%	31%	26%

Average order value	$17.21	$20.73	$21.23
year-over-year growth	(4%)	20%	2%

Average orders per day	10,898	14,316	17,771
year-over-year growth	34%	31%	24%

Average orders per customer	1.9x	1.9x	1.8x

User Engagement Metrics - Year-over-year growth*

Visits			32%

Registrations			32%

Unique users who uploaded images			41%

Shares sent			28%

* The Company may periodically provide these and other metrics in order to provide further insights into customer behavior

Shutterfly, Inc.
Reconciliation of Forward-Looking Guidance for GAAP Measures to Non-GAAP Financial Measures
(In millions, except per share amounts)

		Forward-Looking Guidance
		GAAP					Non-GAAP
		Range of Estimate		Adjustments			Range of Estimate
		From	To	From	To		From	To

	Three Months Ending June 30, 2008

	Net revenues	$35.0	$38.0	-	-		$35.0	$38.0
	Gross profit margin	44%	46%	2%	2%	[a]	46%	48%
	Operating loss	($13)	($11)	$2.7	$2.7	[b]	($10)	($8)
	Operating loss margin	(37%)	(29%)	8%	7%	[b]	(29%)	(22%)

	Stock-based compensation	$2.2	$2.2	$2.2	$2.2		-	-
	Amortization of intangible assets	$0.5	$0.5	$0.5	$0.5		-	-

	Adjusted EBITDA*						($4.3)	($2.4)

	Diluted net loss per share	($0.11)	($0.21)	($0.13)	$0.02	[c]	($0.24)	($0.19)
	Diluted shares	25.1	25.1	-	-		25.1	25.1
	Effective tax rate	78%	49%	40%	10%	[d]	38%	39%

	Twelve Months Ending December 31, 2008

	Net revenues	$225.0	$245.0	-	-		$225.0	$245.0
	Gross profit margin	52%	54%	1%	1%	[e]	53%	55%
	Operating income (loss)	($1)	$8	$11.0	$11.0	[f]	$10	$19
	Operating margin	(1%)	3%	5%	5%	[f]	4%	8%

	Stock-based compensation	$9.4	$9.4	$9.4	$9.4		-	-
	Amortization of intangible assets	$1.9	$1.9	$1.9	$1.9		-	-

	Adjusted EBITDA*						$35	$44
	Adjusted EBITDA* margin						16%	18%

	Diluted earnings per share	$0.01	$0.20	$0.29	$0.30	[g]	$0.30	$0.50
	Diluted shares	27.2	27.2	-	-		27.2	27.2
	Effective tax rate	78%	49%	40%	10%	[h]	38%	39%

	Capital expenditures as % of net revenues		16.5%					16.5%

*	Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation.
[a]	Reflects estimated adjustments for stock-based compensation expense of approximately $100k and amortization of purchased intangible assets of approximately $500k.
[b]	Reflects estimated adjustments for stock-based compensation expense of approximately $2.2 million and amortization of purchased intangible assets of approximately $500k.
[c]	Reflects the estimated adjustments in item [b] and the income tax impact related to these adjustments.
[d]	Reflects the estimated adjustments to the effective tax rate based on the adjustments in item [b].
[e]	Reflects estimated adjustments for stock-based compensation expense of approximately $400k and amortization of purchased intangible assets of approximately $1.9 million.
[f]	Reflects estimated adjustments for stock-based compensation expense of approximately $9.4 million and amortization of purchased intangible assets of approximately $1.9 million.
[g]	Reflects the estimated adjustments in item [f] and the income tax impact related to these adjustments.
[h]	Reflects the estimated adjustments to the effective tax rate based on the adjustments in item [f].

Shutterfly, Inc.
Reconciliation of GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin
(In thousands)
(Unaudited)

	Three Months Ended,					Year Ended
	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2007	2007	2007	2007	2008	2007

GAAP gross profit	$13,671	$15,045	$15,362	$58,538	$16,409	$102,616
Stock-based compensation expense within cost of net revenues	38	39	46	66	84	189
Amortization of intangible assets within cost of net revenues	32	45	111	112	366	300

Non-GAAP gross profit	$13,741	$15,129	$15,519	$58,716	$16,859	$103,105

Non-GAAP gross profit margin	51%	51%	48%	60%	49%	55%

Shutterfly, Inc.
Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin
(In thousands)
(Unaudited)	Three Months Ended,					Year Ended
	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2007	2007	2007	2007	2008	2007

GAAP operating income (loss)	$(3,287)	$(5,536)	$(6,611)	$26,495	$(8,431)	$11,061
Stock-based compensation expense	862	923	1,024	1,192	1,818	4,001
Amortization of intangible assets	32	45	139	196	457	412

Non-GAAP operating income (loss)	$(2,393)	$(4,568)	$(5,448)	$27,883	$(6,156)	$15,474

Non-GAAP operating margin	(9%)	(15%)	(17%)	29%	(18%)	8%

Shutterfly, Inc.
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands)
(Unaudited)	Three Months Ended,					Year Ended
	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2007	2007	2007	2007	2008	2007

GAAP net income (loss)	$(1,060)	$(2,439)	$(3,314)	$16,908	$(3,639)	$10,095
Stock-based compensation expense	862	923	1,024	1,192	1,818	4,001
Amortization of intangible assets	32	45	139	196	457	412
Income taxes associated with certain non-GAAP entries	(444)	(556)	(486)	190	(1,587)	(1,296)

Non-GAAP net income (loss)	$(610)	$(2,027)	$(2,637)	$18,486	$(2,951)	$13,212

Diluted net income per share:
GAAP	$(0.04)	$(0.10)	$(0.14)	$0.63	$(0.15)	$0.38
Non-GAAP	$(0.03)	$(0.08)	$(0.11)	$0.69	$(0.12)	$0.50

Shares used in GAAP and non-GAAP diluted net income per-share calculation	23,933	24,136	24,425	26,864	24,949	26,273

Shutterfly, Inc.
Reconciliation of GAAP to Non-GAAP Effective Tax Rate
(In thousands)
(Unaudited)	Three Months Ended,					Year Ended
	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2007	2007	2007	2007	2008	2007

GAAP benefit (provision) for income taxes	$794	$1,721	$2,001	$(10,817)	$3,473	$(6,302)
Income taxes associated with certain non-GAAP entries	(444)	(556)	(486)	190	(1,587)	(1,296)

Non-GAAP provision for income taxes	$350	$1,165	$1,515	$(10,627)	$1,886	$(7,597)

GAAP income (loss) before income taxes	$(1,854)	$(4,160)	$(5,315)	$27,726	$(7,112)	$16,397
Stock-based compensation expense	862	923	1,024	1,192	1,818	4,001
Amortization of intangible assets	32	45	139	196	457	412

Non-GAAP income (loss) before income taxes	$(960)	$(3,192)	$(4,152)	$29,114	$(4,837)	$20,810

GAAP Effective tax rate	43%	41%	38%	39%	49%	38%

Non-GAAP effective tax rate	36.5%	36.5%	36.5%	36.5%	39%	36.5%

Shutterfly, Inc.
Reconciliation of Non-GAAP Adjusted EBTIDA
(In thousands)
(Unaudited)
	Three Months Ended,					Year Ended
	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2007	2007	2007	2007	2008	2007

Income (loss) from Operations	$(3,287)	$(5,536)	$(6,611)	$26,495	$(8,431)	$11,061
Add back:
Depreciation and amortization	3,517	4,029	4,889	5,361	5,885	17,796
Stock-based compensation expense	861	923	1,024	1,193	1,818	4,001

Non-GAAP Adjusted EBITDA	$1,091	$(584)	$(698)	$33,049	$(728)	$32,858

Shutterfly, Inc.
Reconciliation of Operating Cash Flows to Free Cash Flows
(In thousands)
(Unaudited)	Three Months Ended,					Year Ended
	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2007	2007	2007	2007	2008	2007

Net cash provided by operating activities	$(4,275)	$6,487	$5,392	$34,615	$(12,030)	$42,219
Less: Purchases of property and equipment (as reported)	(4,249)	(11,820)	(14,849)	(4,075)	(8,778)	(34,993)
Plus: Capitalized technology & development costs (1)	638	854	847	773	848	3,112

Free cash flows	$(7,886)	$(4,479)	$(8,610)	$31,313	$(19,960)	$10,338

1) Capitalized costs associated with software development or obtained for internal use in accordance with AICPA Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use have previously been reported in the Purchases of Property and Equipment on the Consolidated Statement of Cash Flows. Going forward, these capitalized costs will be presented separately in the Cash Flows from Investment Activities section on the Consolidated Statement of Cash Flows and are excluded from the definition of Free Cash Flows.